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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made effective as of the 1st day of September, 2000 (the "Effective Date") between Edge Technology Group, Inc. (formerly known as Visual Edge Systems Inc.), a Delaware corporation (the "Company"), and Pierre Koshakji, an individual ("Employee").


                                    RECITALS

     WHEREAS, the Company desires to secure the services and employment of Employee on behalf of the Company, and Employee desires to enter into employment with the Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee and Employee accepts such employment for the Term (as defined below) specified in Section 3 below. During the Term, Employee shall serve as the President of the Company, performing such duties as shall be reasonably required of such an employee of the Company, and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the Board of Directors of the Company (the "Board") or such other person or persons designated by the Board, including, without limitation, the Chief Executive Officer of the Company upon the hiring of a full time Chief Executive Officer, which the Board anticipates occurring during the Term. Until the Board names a permanent Chief Executive Officer, on an interim basis Employee shall carry the title of Chief Executive Officer in addition to President. The Company acknowledges that Employee's primary place of business shall be within the state of Texas and Employee acknowledges that Employee shall be required to travel throughout the United States and the remaining world as necessary to perform his duties hereunder.

     2. PERFORMANCE. Employee will serve the Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

     3. EMPLOYMENT TERM. Except for earlier termination as provided in Section 6 hereof, Employee's employment under this Agreement shall be for a three (3) year term commencing on the Effective Date and ending three (3) years thereafter. The time during which Employee is employed by the Company shall be referred to herein as the "Term."

     4. COMPENSATION.

          (a) SALARY. During the Term, the Company shall pay Employee a base salary (the "Base Salary") in the amount of $100,000 per Fiscal Year (as defined below), with such increases thereto as shall be determined in the sole discretion of the Board of Directors of the Company or, at the Board of Directors' discretion, the compensation committee of the Company.


EMPLOYMENT AGREEMENT (PIERRE  KOSHAKJI)
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The Base Salary shall be payable in accordance with the then applicable payroll procedures of the Company and shall be subject to applicable withholding for taxes. The first Fiscal Year of the Term shall commence on the Effective Date, with each subsequent Fiscal Year commencing on the applicable anniversary date of the Effective Date (each, a "Fiscal Year").

          (b) INITIAL FINANCING AND QUALIFYING TRANSACTIONS.

               (i) Commencing with the closing of the original private placement conducted by the Company in August 2000, if sources initiated exclusively by Employee, Media Trust, SA or their respective affiliates secure equity financing resulting in $3,000,000 in net proceeds to the Company (the "Initial Financing"), the Employee's Base Salary shall be increased to $150,000 per year, effective as of the closing date of such Initial Financing.

               (ii) Following the closing of the Initial Financing, in the event that the Company enters into financing transactions whereby the Company receives (A) an additional $2,000,000 in net proceeds from sources initiated exclusively by Employee, Media Trust, SA or their respective affiliates and (B) maintains a minimum market capitalization of at least $100,000,000 over the course of thirty (30) consecutive trading days (together, a "Qualifying Transaction"), Employee's Base Salary shall be increased to $175,000 per year, effective as of the date of achievement of such Qualifying Transaction.

          (c) INCENTIVE CASH COMPENSATION. For each Fiscal Year or portion thereof during the Term, Employee shall be eligible for discretionary bonuses payable by the Company on such terms and conditions, and subject to such standards, as shall be determined from time to time in the sole discretion of the Board of Directors of the Company or, at the Board of Directors' discretion, the compensation committee of the Company.

          (d) STOCK OPTIONS AND OTHER NON-CASH INCENTIVE COMPENSATION.

               (i) Stock Options. Employee will be granted options to purchase 300,000 shares of the Company's common stock (after giving effect to the 4 for 1 reverse stock split contemplated by the Company on or about the date hereof) (the "Stock Options"), at an exercise price of $2.00 per share.

               (ii) Vesting. The Stock Options shall vest as follows:

                    100,000 shares on the first anniversary of the Effective
                    Date

                    100,000 shares on the second anniversary of the Effective
                    Date

                    100,000 shares on the third anniversary of the Effective
                    Date

               (iii) Stock Option Plans. The Stock Options shall be granted pursuant to the current stock option grant form and stock option plan of the Company and shall be subject to all terms and conditions thereof, copies of which are attached hereto as Exhibit A.


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          (e) MEDICAL AND DENTAL HEALTH AND OTHER BENEFITS. During the Term,
Employee shall be entitled to medical and dental health and other benefits in accordance with the current procedures of the Company with respect to its executive level employees.

          (f) VACATION; SICK LEAVE. During the Term, Employee shall be entitled to up to three (3) weeks of vacation and shall be entitled to sick leave in accordance with the current procedures of the Company with respect to its executive level employees.

     5. EXPENSES. Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors of the Company from time to time and upon receipt of appropriate documentation.

     6. TERMINATION. The employment of Employee hereunder may be terminated prior to the end of the Term, under the following circumstances:

          (a) DEATH OR DISABILITY. The Term of employment shall terminate upon the death or Disability of Employee. For purposes of this Agreement, "Disability" occurs if Employee is unable to perform his duties, pursuant to this Agreement, on a full-time basis because of mental or physical incapacity, including, without limitation, alcoholism or drug abuse, which requires a leave of absence in excess of ninety (90) days during any Fiscal Year. In the event Employee is a "Qualified Individual with a Disability," as such term is defined in the Americans with Disabilities Act, the Company shall not terminate Employee's employment hereunder if Employee is able to perform the essential functions of Employee's job with reasonable accommodation from the Company.

          (b) WITH "CAUSE." For purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon the occurrence of any of the following: (i) embezzlement, theft or other misappropriation of any property of the Company or any of its subsidiaries by Employee, (ii) gross or willful misconduct by Employee resulting in substantial loss to the Company or any of its subsidiaries or substantial damage to the reputation of the Company or any of its subsidiaries, (iii) any act by Employee involving moral turpitude that results in a conviction of, or a pleading nolo contendere to, a felony or other crime involving moral turpitude, fraud or misrepresentation, (iv) willful and continued failure or neglect by Employee to substantially perform his assigned duties to the Company or any of its subsidiaries, (v) gross breach of Employee's fiduciary obligations to the Company or any of its subsidiaries, (vi) any chemical dependence which materially affects the performance of Employee's duties and responsibilities to the Company or any of its subsidiaries, or (vii) commission of a felony or a crime by Employee involving moral turpitude or the commission of any other significant act by Employee involving dishonesty, disloyalty or fraud with respect to the Company; provided, that in the case of the misconduct set forth in clauses (iv) and (vi) above, such misconduct shall continue for a period of five (5) days following written notice thereof by the Company to Employee.

          (c) WITHOUT "CAUSE." Notwithstanding any provisions of this Agreement to the contrary, the Company may terminate Employee's employment hereunder for any reason other


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than those specified in the foregoing paragraphs (a) and (b), or for no reason, at any time during the Term, effective upon delivery of two (2) day's notice by the Company.

          (d) VOLUNTARY RESIGNATION. Employee may terminate his employment hereunder at any time during the Term subject only to the requirement that Employee shall provide the Company with a minimum of thirty (30) days prior written notice (a "Voluntary Resignation").

          (e) WITH "GOOD REASON." Notwithstanding any provision of this Agreement to the contrary, Employee may terminate his employment hereunder for Good Reason, subject to the requirement that Employee shall provide the Company with a minimum of thirty (30) days prior written notice. For purposes of this Agreement, Employee shall have "Good Reason" to terminate his employment hereunder upon the occurrence, without Employee's written consent, of any of the following: (i) a failure by the Company to pay to Employee any amounts due under this Agreement in accordance with the terms hereof, which failure is not cured within thirty (30) days following receipt by the Company of written notice from Employee of such failure; (ii) demotion of Employee from his position as President of the Company; or (ii) any other material breach by the Company of this Agreement that remains uncured for thirty (30) days after written notice thereof by Employee to the Company.

     Employee hereby acknowledges that his position as Chief Executive Officer shall be on an interim basis and that the hiring of a permanent Chief Executive Officer by the Board (who shall be chosen in the Board's sole discretion) is contemplated to occur during the Term. Employee further acknowledges that neither the removal of the title Chief Executive Officer upon the hiring of a permanent Chief Executive Officer nor the requirement that Employee report to a new Chief Executive Officer shall be "Good Reason" for Employee to terminate his employment.

          (f) TERMINATION AFTER CHANGE OF CONTROL. Employee may terminate Employee's employment and this Agreement for Good Reason within ninety (90) days of a Change of Control upon thirty (30) days' written notice to the Company. For purposes of this Agreement, a "Change of Control" shall be deemed to exist upon the occurrence of any of the following:

          (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than (a) Permitted Assignees, (b) the Company, (c) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (d) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, or (e) any entity holding non-participating shares of an entity which is a stockholder of the Company or which owns or controls, directly or indirectly, a stockholder of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50 %) or more of the combined voting power of the Company's then outstanding securities. "Permitted Assignees" shall mean the holders of the equity


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                  securities (whether or not voting) of any shareholder of the
                  Company owning more than fifteen percent (15%) of the Company on the date after the date of execution of this Agreement;

          (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

          (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; and provided, further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary or another entity) and in which the Board of the Company after giving effect to the merger or consolidation is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board of the Company by the Company (or its Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control of the Company; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a dividend in kind or spin-off type transactions, directly or indirectly, of such assets to the stockholders of the Company.


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     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to occur as a result of the closing of the conversion of the convertible instruments as contemplated by the Agreement and Fourth Amendment to Bridge Securities Purchase Agreement dated July 13, 2000 by and between the Company, Infinity Investors Limited, Summit Capital Limited and Glacier Capital Limited.

     7. COMPENSATION UPON TERMINATION. Employee shall be entitled to the following compensation from Company, in lieu of all other sums or benefits owed or payable to Employee hereunder, upon the termination of Employee's employment during the Term.

          (a) DEATH OR DISABILITY. In the event of the death or Disability of Employee during the Term of this Agreement, except for amounts of Base Salary and accrued vacation time earned by Employee as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to Employee or his estate, in accordance with the provisions of Section 4, for the periods after the date Employee's employment with the Company terminates on account of death or Disability; provided, however, that the Company agrees to use reasonable efforts to secure death and disability insurance (an "Insurance Policy") for Employee. If the Company is unable to secure such an Insurance Policy, then in the event of the death or disability of Employee during the Term of this Agreement, Employee or his estate shall receive a severance payment equal to six (6) months of Employee's Base Salary.

          (b) WITH CAUSE. In the event that Employee's employment is terminated by the Company for Cause, except for the amounts of Base Salary and accrued vacation time earned by Employee as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to Employee, in accordance with the provisions of Section 4, for the periods after the date Employee's employment with the Company terminates for Cause.

          (c) WITHOUT CAUSE. In the event that Employee's employment is terminated by the Company without Cause at any time during the Term, Employee shall be entitled to receive (i) an amount equal to his Base Salary, then in effect, for the shorter of the remainder of the Term or for one (1) year (the "Severance Period"), such amount to be payable, at the Company's option, in a lump sum on the date of termination, or ratably over the Severance Period, (ii) the amounts of Base Salary and accrued vacation time earned by Employee as of the date of termination but not yet paid by the Company pursuant to Section 4, and (iii) the Stock Options shall be deemed fully vested as of the date of termination.

          (d) VOLUNTARY RESIGNATION.

               (i) Without Good Reason. In the event that Employee's employment is terminated by Employee as a Voluntary Resignation pursuant to Section 6(d) except for amounts of Base Salary earned by Employee as of the date of termination, but not yet paid by the Company pursuant to Section 4, the Company shall have no obligation to make payments to Employee, in accordance to the provisions of Section 4, for the periods after the date Employee's employment with the Company terminates on account of Voluntary Resignation.


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               (ii) With Good Reason. Notwithstanding any provision of this
     Agreement to the contrary, if Employee's employment with the Company terminates on account of Voluntary Resignation for Good Reason, Employee shall be entitled to receive (A) an amount equal to his Base Salary, then in effect, for the Severance Period, such amount to be payable, at the Company's option, in a lump sum on the date of termination, or ratably over the Severance Period, (B) the amounts of Base Salary and accrued vacation time earned by Employee as of the date of termination but not yet paid by the Company pursuant to Section 4 and (C) the Stock Options shall be deemed fully vested as of the date of Employee's Voluntary Resignation for Good Reason.

          (e) CHANGE OF CONTROL. If Employee's employment and this Agreement is terminated as a result of a Change of Control, the Company will pay Employee (i) his Base Salary in effect on the date of termination through the date of termination, prorated for any partial payroll period, (ii) an amount equal to his Base Salary, then in effect, for the Severance Period and (iii) 100% of the Stock Options shall become fully vested on such date.

     8. CONFIDENTIAL INFORMATION - NON-DISCLOSURE.

          (a) RECOGNITION OF THE COMPANY'S RIGHTS: NONDISCLOSURE. Employee understands that the Company possesses Proprietary Information (as defined below), which the Company agrees to disclose to Employee for the purpose of performing his duties under this Agreement.

               (i) "Proprietary Information" shall mean Information (as defined below) of value to the Company that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned by the Company including, for example, but not limited to, any trade secret, know-how, show-how and other proprietary information, irrespective of (A) whether in tangible or non-tangible form, (B) whether patentable or copyrighted or subject to confidentiality, (C) its media, (D) whether solely or jointly created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned by Employee and/or one or more other persons, or (E) whether created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned before, during or after the Term. Proprietary Information does not include Information (as defined below) that Employee develops entirely on his own time without using the Company's equipment, supplies, facilities, Proprietary Information or trade secret information except for such Information that either relates at the time of conception or reduction to practice of the Information to the Company's business, or actual or demonstrably anticipated research or development of the Company, or results from any work performed by Employee for the Company.

               (ii) "Information" shall mean any list, schematic, diagram, circuitry, technology, inventory, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, tooling, mechanism, manufacture, assembly, installation, model, apparatus, product, device, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work,


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     graphic work, audiovisual work, hardware, firmware, computer interface
     (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing, photograph, chart, graph, notebook, book, computer disk, tape, storage media, printout, sound recording, note, memorandum, specification, paper, document (irrespective of whether printed, typewritten, handwritten or otherwise), information, material, account, business plan, business operation, business method, business practice, business strategy, research, development, marketing, revenue, sale, forecast, budget, finance, license, price, cost, salary, compensation, knowledge about suppliers, knowledge about available skills and knowledge about actual and/or prospective employees, clients and/or customers (including for example but not limited to their names, addresses and telephone numbers).

               (iii) "Non-party Information" shall mean Information discovered, received, or learned by the Company from non-parties with respect to which the Company is subject to a duty to maintain confidentiality or to use only for certain limited purposes.

          (b) EMPLOYEE COVENANT. In consideration of the Company's entering into this Agreement, the Company's agreement to provide Employee with Proprietary Information and specialized training, and the Company's agreement to provide the Base Salary and other benefits to Employee, the receipt and sufficiency of which are hereby acknowledged by Employee, Employee covenants as follows:

               (i) Non-Disclosure of Proprietary Information and Non-Party Information. At all times during the Term and thereafter in perpetuity, Employee shall hold all Proprietary Information and Non-party Information in strictest trust and confidence and shall neither disclose (to anyone other than the Company personnel having a need to know such Information in connection with their activities for the Company) nor use (except insofar as required by Employee's activities for the Company under this Agreement or in conducting the business of the Company) any Proprietary Information or any Non-party Information, unless: (A) Employee is expressly authorized in writing to the contrary by a duly authorized officer of the Company; (B) absent breach or violation of this Agreement, such Information is or becomes generally known to the public or available to the public, as evidenced by a printed publication or other equally conclusive evidence;
     (C) absent breach or violation of this Agreement, such Information is rightfully received absent any confidentiality obligation by Employee from a non-party outside of the Company, as evidenced by a dated and witnessed writing prepared in the normal course of business or other equally conclusive evidence; or (D) is required to be disclosed pursuant to a valid order by a court or other governmental body or otherwise required by law, provided that Employee informs the Company immediately upon Employee's receipt of notice, in any form, that disclosure pursuant to this section may be required so that the Company may oppose any compelled disclosure of its Proprietary Information. Employee further agrees not to disclose any Proprietary Information pursuant to this section unless and until he is informed that the Company will not oppose such disclosure or that the Company's attempt to oppose such disclosure has been denied.


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               (ii) Trade Secrets. All trade secrets of the Company will be entitled to all of the protection and benefits under all applicable federal and state trade secrets law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Proprietary Information for purposes of this Agreement. Employee hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

          (c) ASSIGNMENT OF INVENTIONS.

               (i) Definitions.

                    (A) "Moral Rights" shall mean (I) any right of paternity or integrity, (II) any right to claim authorship or require authorship identification, (III) any right to object to distortion, mutilation or other modification of, or other derogatory action in relation to, a work of authorship, and (IV) any similar right existing under judicial or statutory law of the United States of America or any State thereof irrespective of whether such right is generally referred to as a "moral right."

                    (B) "Proprietary Rights" shall mean any patent, trade secret, confidentiality protection, know-how right, show-how right, mask work right, copyright (e.g., including but not limited to any Moral Right), and any other intellectual property protection and intangible interests and legal rights of exclusion, of any and all countries, including for example but not limited to (I) any person's publicity or privacy right, (II) any utility model or application therefor, (III) any industrial model or application therefor, (IV) any certificate of invention or application therefor, (V) any application for patent, including, for example, but not limited to, any provisional, divisional, reissue, reexamination or continuation application, (VI) any substitute, renewal or extension of any such application, and (VII) any right of priority resulting from the filing of any such application.

                    (C) "The Company Inventions" shall mean (I) any and all Proprietary Information that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned by Employee, either alone or jointly with one or more other persons, during the Term, and (II) any and all Proprietary Rights that may be available in such Proprietary Information or result therefrom.

               (ii) Employee's Covenant. Employee does hereby, without reservation, irrevocably:

                    (A) sell, assign, grant, transfer and convey to the Company (and the Company's successors and assigns): Employee's entire right, title and interest (present and future and throughout the world) in and to all the Company Inventions; provided, however, that, to the extent that any one or more the


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          Company Inventions includes a work of authorship created by Employee
          (solely, or jointly with others), each such work of authorship shall automatically be deemed to be created as a "work made for hire" (as that term is defined in the United States Copyright Act (17 U.S.C.
          Section 101)) that is owned solely by the Company (as between Employee and the Company); and

                    (B) acknowledge and agree that, as between the Company and Employee, (I) all the Company Inventions shall be the sole and exclusive property of the Company, its successors and assigns, and
          (II) the Company, its successors and assigns shall be the sole and exclusive owner of all the Company Inventions.

               (iii) Enforcement of Proprietary Rights.

                    (A) Employee will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee's obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the Term, but the Company shall compensate Employee at a reasonable rate after his termination for the time actually spent by him at the Company's request on such assistance which occurs after the end of the Term.

                    (B) In the event the Company is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and on his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

          (d) REFERENCES TO COMPANY. All references to the Company set forth in this Section 8 shall be deemed to include all subsidiaries or other entities that are controlled by, or under common control with, the Company.


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     9. NON-COMPETITION AND NON-INTERFERENCE.

          (a) COVENANT OF EMPLOYEE. In consideration of the Company's entering into this Agreement, the Company's agreement to provide Employee with Proprietary Information and specialized training, and the Company's agreement to provide the Base Salary and other benefits to Employee, the receipt and sufficiency of which are hereby acknowledged by Employee, Employee covenants as follows:

               (i) Non-Competition While Employed. While Employee is an employee of the Company, in the Restricted Area (as defined below) Employee will not, directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm or other entity that is a Competing Enterprise (as defined below) nor shall Employee engage in any such other activities that conflict with Employee's obligations to the Company.

               (ii) Non-Competition After Employment. For a period commencing form the end of Employee's employment with the Company and continuing for a period of twelve (12) months after the date that Employee ceases receiving compensation under Section 7 of this Agreement, Employee will not, directly or indirectly participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm or other entity that is a Competing Enterprise in the Restricted Area.

               (iii) The "Restricted Area" means all areas of the world in which the Company provides products, goods or services, determined at all times throughout the Term. A "Competing Enterprise" means any person, corporation, firm or other entity that provides products, goods or services similar to, or competitive with, directly or indirectly, the products, goods or services provided by the Company, determined at all times throughout the Term. Notwithstanding the foregoing, Employee is permitted to own up to five percent (5%) of any class of securities of any corporation that is traded on a national securities exchange or through Nasdaq.

               (iv) Non-solicitation. During the Term and for a period of twenty-four (24) months thereafter, Employee shall not, either for himself or for any other person, firm, corporation, or other entity, directly or indirectly, or by action in concert with others:

                    (A) Individually or on behalf of any other person or entity, directly or indirectly, solicit or encourage any employee or contractor of the Company (with the exception of his personal assistant) to terminate his or her employment or engagement with the Company or hire or solicit the employment services of any employee of the Company unless such employee's employment has been terminated by the Company. This provision shall not preclude Employee from responding to or talking with such employee or contractor, provided Employee does not attempt to solicit or encourage Employee or contractor to terminate his or her employment or engagement with the Company.

                    (B) Take away or attempt to take away, or solicit or attempt to solicit, any existing or Potential Customer, as defined below, of the Company (whether or not such customer is actually a customer of the Company as of the date hereof, including without limitation any customer solicited by Employee or which became known by Employee prior to the date hereof) with the purpose of obtaining such person as an employee or customer for a business competitive with the Company's business. This provision shall not preclude Employee from responding to or talking with such Potential Customer, provided Employee does not attempt to take away, or solicit or attempt to solicit the Potential Customer for, a business competitive with the Company's business.

                    (C) For purposes of this Section, "Potential Customer" means any person, corporation, firm or other entity actually solicited by the Company at any time during the Term.

               (v) Organizing Competitive Business. Without limiting any of the other provisions contained in this Section 9, during the Term, Employee shall not undertake planning for or organization of any business activity competitive with the business of the Company, or conspire with agents, employees, consultants or other representatives of the Company for the purpose of organizing any such competitive business activity.

          (b) REFERENCES TO COMPANY. All references to the Company set forth in this Section 9 shall be deemed to include all subsidiaries or other entities that are controlled by, or under common control with, the Company.

     10. MEDIATION. In the event a dispute arises under this Agreement, the parties agree, based upon good and valuable consideration, the sufficiency of which is hereby acknowledged, to mediate in Dallas, Texas, any and all disputes prior to the filing of any cause of action in state or Federal court. The mediator shall be chosen by the presiding judge of the Dallas County Civil Judicial Courts, and the parties agree to use commercially reasonable efforts to resolve their issues. Costs for mediation shall be borne by the non-prevailing party.

     11. NOTICE. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

         If to Employee:

         Pierre Koshakji
         4515 Laren Lane
         Dallas, Texas 75244

         If to the Company:

         Edge Technology Group, Inc.
         901 Yamato Road
         Suite 175
         Boca Raton, Florida 33431

     12. GENERAL.

          (a) CONSTRUCTION AND SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts that are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions that would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated therein.

          (b) ASSIGNABILITY. Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c) GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation, construction, performance and effect, by the laws of the State of Texas applicable to contracts executed and is to be performed entirely within said State. Venue shall be exclusively in Dallas County, Texas.

          (d) ATTORNEYS FEES. All legal fees and costs incurred in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be borne by the non-prevailing party.

          (e) BINDING EFFECT. This Agreement is for the employment of Employee, personally, and for the services to be rendered by him, which must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (f) ENTIRE AGREEMENT; MODIFICATION. This Agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in a written instrument signed by the parties hereto.

          (g) DURATION. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (h) SURVIVAL. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall survive and shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants. It is expressly agreed that the remedy at law for the breach or any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

                            (signature page follows)

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                            EDGE TECHNOLOGY GROUP, INC.

                                            By:    /s/ Thomas Peters
                                               ---------------------------------
                                            Name:  Thomas Peters
                                                 -------------------------------
                                            Title: Executive Vice President
                                                  ------------------------------


                                            EMPLOYEE



                                            /s/ Pierre Koshakji
                                            ------------------------------------
                                            PIERRE KOSHAKJI

                                    EXHIBIT A

             [ATTACH STOCK OPTION GRANT FORM AND STOCK OPTION PLAN]















FORM OF EMPLOYMENT AGREEMENT - EXHIBIT A